State Bank Financial Corporation 3rd Quarter 2014 Earnings Presentation Joe Evans – Chairman and CEO Tom Callicutt – Executive Vice President and CFO Kim Childers – Vice Chairman and Executive Risk Officer October 23, 2014

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this presentation that are not statements of historical fact are forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “would,” “could,” “will,” “expect,” “anticipate,” “project”, “believe,” “intend,” “plan” and “estimate,” as well as similar expressions. These forward-looking statements include statements related to the sustainability of our core operating franchise, the strength of our credit metrics on our organic loans, our projected growth, our well-positioned franchise, our execution of strategic priorities, our anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including projections of future amortization and accretion, the impact of the expiration of loss share agreements, anticipated internal growth, and plans to establish or acquire banks or the assets of failed banks. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • the inability to obtain the requisite regulatory and shareholder approvals for the anticipated acquisition of Georgia-Carolina Bancshares, Inc. and meeting other closing terms and conditions; • the reaction to the anticipated acquisition of all of the banks’ customers, employees and counterparties or difficulties related to the transition of services; • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values; • the general decline in the real estate and lending markets, particularly in our market areas, may continue to negatively affect our financial results; • our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen; • we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate; • costs or difficulties related to the integration of the banks we may acquire may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward- looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2013, for a description of some of the important factors that may affect actual outcomes.

# 3Q14 Results Summary

STATE BANK Financial Corporation

- 3Q14 net income of $11.5 million, or $.34 per diluted share
- Organic loans grew 5% during 3Q14 and now represent nearly 86% of total gross loans
- Period-end noninterest-bearing deposits comprise over 24% of total deposits
- Purchased loan pools of a failed bank from the FDIC
- No negative financial impact with expiration of first loss share transaction

| Income Statement Highlights | | | |
|---|---|---|---|
| (dollars in thousands, except per share data) | 3Q14 | 2Q14 | 3Q13 |
| Interest income on invested funds | $2,545 | $2,522 | $2,587 |
| Interest income on loans, including fees | 16,189 | 15,380 | 15,800 |
| Accretion income on loans | 21,110 | 17,087 | 27,978 |
| Total interest expense | 1,857 | 1,846 | 1,981 |
| Net interest income | 37,987 | 33,143 | 44,384 |
| Provision for loan losses (organic loans) | 1,000 | 1,000 | 905 |
| Provision for loan losses (purchased credit impaired loans) | (584) | (299) | (636) |
| Net interest income after provision for loan losses | 37,571 | 32,442 | 44,115 |
| Amortization of FDIC Receivable | (196) | (1,949) | (18,971) |
| Noninterest income | 3,597 | 3,318 | 4,471 |
| Total noninterest income | 3,401 | 1,369 | (14,500) |
| Total noninterest expense | 22,510 | 22,076 | 23,124 |
| Income before income taxes | 18,462 | 11,735 | 6,491 |
| Income tax expense | 6,958 | 4,228 | 2,142 |
| Net income | $11,504 | $7,507 | $4,349 |
| Diluted net income per share | .34 | .22 | .13 |
| Dividends per share | .04 | .04 | .03 |
| Tangible book value per share | 13.83 | 13.58 | 12.97 |

| Balance Sheet Highlights (period-end) | | | |
|---|---|---|---|
| Organic loans | $1,291,923 | $1,230,304 | $1,164,854 |
| Purchased credit impaired loans | 212,802 | 211,302 | 290,077 |
| Total assets | 2,641,375 | 2,580,280 | 2,527,101 |
| Noninterest-bearing deposits | 524,634 | 461,434 | 420,269 |
| Total deposits | 2,155,974 | 2,115,213 | 2,049,911 |
| Shareholders' equity | 458,277 | 448,307 | 428,593 |

Note: Consolidated financial results for 3Q 2014 contained throughout this presentation are unaudited; numbers may not add due to rounding

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4 Executing on Strategic Priorities Increasing Efficiency Improving Funding Prudently Growing Earning Assets  Total noninterest expense declined $614 thousand year-over-year  Continued focus on productivity and sustainability of the core franchise while reinvesting cost savings in revenue producing initiatives  Average noninterest-bearing deposits, which increased for the 10th consecutive quarter, rose $30mm linked-quarter and $73mm year-over-year  Cost of funds remains low at 35 bps  Organic loans increased $62mm, or 5%, in the quarter and represent nearly 86% of total gross loans  Credit metrics on organic portfolio remain very strong Co re B an k Effectively Managing Loss Share Expiration  FDIC receivable decreased $19mm in the third quarter and $137mm year-over- year to end 3Q14 at $20mm  $131mm of accretable discount remaining at September 30, 2014 Lo ss Sha re

5 Financial Results: Revenue 1 Excludes accretion income 2 Excludes amortization of FDIC receivable  Total interest income (excluding accretion) of $18.7mm increased $832 thousand versus the prior quarter  Noninterest income of $3.6mm in 3Q14 (excluding indemnification asset amortization) increased versus the prior quarter due partially to higher payroll fee income, which increased $53 thousand in the quarter and $148 thousand from 3Q13  Amortization of FDIC receivable negatively impacted noninterest income in 3Q14 by only $196 thousand ($ i n t h o u sa n d s) ($ i n t h o u sa n d s) ($ i n t h o u sa n d s) 3 Accretion income net of amortization of FDIC receivable 0 1,000 2,000 3,000 4,000 5,000 3Q13 4Q13 1Q14 2Q14 3Q14 Noninterest Income 2 Noninterest Income Gains on Securities 15,000 16,000 17,000 18,000 19,000 20,000 3Q13 4Q13 1Q14 2Q14 3Q14 Interest Income 1 5,000 10,000 15,000 20,000 25,000 3Q13 4Q13 1Q14 2Q14 3Q14 Net PCI Portfolio Revenue 3

6 Financial Results: Expense 1 Excludes loan collection and OREO costs  Noninterest expense, excluding loan collection and OREO costs, decreased $240 thousand from 3Q13  Continued reinvestment of cost savings in revenue producing opportunities  Recorded approximately $223 thousand of merger-related expenses in the third quarter ($ i n t h o u sa n d s) ($ i n t h o u sa n d s)  Minimal loan collection and OREO costs for the second straight quarter, even with significant dispositions  Continue to see stabilization of OREO property values -200 0 200 400 600 800 1,000 3Q13 4Q13 1Q14 2Q14 3Q14 Loan Collection and OREO Costs 20,000 21,000 22,000 23,000 24,000 3Q13 4Q13 1Q14 2Q14 3Q14 Noninterest Expense 1

7 Financial Results: Earning Assets  Period-end organic loans increased a net $61.6mm in 3Q14  Organic loans of $1.29B comprise nearly 86% of total gross loans, up from 80% in the year-ago period and up from 46% at the end of 2011 ($ i n mi llio n s) 78 1,292 1,036 213 0 200 400 600 800 1,000 1,200 1,400 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q 3Q 4Q 1Q14 2Q 3Q Total Loan Portfolio Organic Purchased Credit Impaired

8 Financial Results: Funding  Noninterest-bearing deposits make up a record high of over 24% of total deposits  Period-end noninterest-bearing deposits up $63mm in the quarter  Average noninterest-bearing deposits have increased for ten consecutive quarters ($ i n mi llio n s) N IB / Tot al D ep o sit s  Deposit funding mix continues to improve, contributing to low cost of funds  Cost of funds down 3 bps from the prior year period  Cost of funds has declined 147 bps since 2Q10 0% 5% 10% 15% 20% 25% 30% 0 100 200 300 400 500 600 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q 3Q 4Q 1Q14 2Q 3Q Noninterest-bearing Deposits NIB Deposits NIB / Total Deposits 1.82% .35% 0.0% 0.5% 1.0% 1.5% 2.0% 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q 3Q 4Q 1Q14 2Q 3Q Cost of Funds

9 Significant Revenue Remaining from Purchased Portfolios  As of the end of 3Q14, there is $131mm of accretable discount to be recognized as loan accretion income, including approximately $6mm of accretable discount that was added due to the purchase of loan pools from the FDIC  The timing of revenue recognition will continue to be somewhat uneven due to future loan pool closeouts 230 185 156 140 131 0 50 100 150 200 250 3Q13 4Q13 1Q14 2Q14 3Q14 Accretable Discount ($ i n mi llio n s) Significant Future Tailwind  Total FDIC receivable (indemnification asset) of $20mm remaining at the end of 3Q14  Security Bank loss share coverage on non- single family loans expired in 3Q14  Buckhead Community Bank and First Security non-single family loss share coverages expire in 4Q14 157 103 65 39 20 0 50 100 150 200 250 3Q13 4Q13 1Q14 2Q14 3Q14 FDIC Receivable ($ i n mi llio n s) Limited Future Headwind

10 ($ i n t h o u sa n d s) Credit: Organic Portfolio  NPLs declined to .13% of total organic loans at the end of 3Q14  Total NPAs declined to $2.0mm as of 3Q14, representing .16% of organic loans  Past due loans represent .10% of total organic loans  Allowance to organic loans is 1.46% at the end of 3Q14 N PL % ALL % 0.00% 0.50% 1.00% 1.50% 2.00% 0.00% 0.10% 0.20% 0.30% 0.40% 3Q13 4Q13 1Q14 2Q14 3Q14 Organic Credit Ratios NPLs to Loans ALL to Loans N PA s / Orga n ic L o an s 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0 1,000 2,000 3,000 4,000 5,000 3Q13 4Q13 1Q14 2Q14 3Q14 Organic Nonperforming Assets NPLs OREO NPAs / Organic Loans 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 3Q13 4Q13 1Q14 2Q14 3Q14 Organic Past Due Loan Ratio 1 Total Past Due Loans / Organic Loans 1 Total past due loans include 30 – 89 day and 90+ day loans past due

11 Credit: OREO ($ i n t h o u sa n d s) ($ i n t h o u sa n d s) ($ i n t h o u sa n d s)  OREO balances declined 37% linked-quarter and 71% Y/Y to end 3Q14 at $15.2mm  OREO covered under loss share agreements represents nearly 75% of total OREO balances  New OREO inflows declined for fourth straight quarter  OREO sales averaged $21mm during the past five quarters, with nearly 90 OREO properties sold in the third quarter of 2014 0 10,000 20,000 30,000 40,000 50,000 60,000 3Q13 4Q13 1Q14 2Q14 3Q14 Total OREO Balances 0 5,000 10,000 15,000 20,000 25,000 30,000 3Q13 4Q13 1Q14 2Q14 3Q14 Total OREO Sales 0 5,000 10,000 15,000 20,000 25,000 30,000 3Q13 4Q13 1Q14 2Q14 3Q14 Total OREO Inflows

12 Summary Results Well Positioned Franchise Executing on Strategic Priorities  Efficient network in attractive markets  Management depth  Capital levels to support growth  Increasing efficiency  Improving funding  Prudently growing earning assets Profile  One of Georgia’s best-capitalized banks with operations in Atlanta and middle Georgia  Announced Atlanta Bancorporation and Georgia-Carolina Bancshares acquisitions in April and June 2014, respectively; closed Atlanta Bancorporation transaction on October 1, 2014  Treasury / payments expertise  Low cost core deposits  Strong credit metrics  Effectively grew organic loans while maintaining exceptional credit metrics  Continued improvement in deposit funding mix  Built infrastructure in compliance and risk management to support a significantly larger institution